EXHIBIT 23.01
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated February 26, 2002, except for the paragraph in Note 15, as to which the date is March 1, 2002, relating to the financial statements of DSL.net, Inc., which appears in DSL.net Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 26, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Stamford, Connecticut

June 5, 2002